Exhibit 99.1

HOST MARRIOTT REPORTS STRONG RESULTS OF OPERATIONS FOR SECOND QUARTER 2005

BETHESDA, MD; July 20, 2005 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the second quarter ended June 17, 2005. Second quarter results include the following:

•	Total revenue increased 10.6% to $993 million for the second quarter and 8.1% to $1,811 million for year-to-date 2005.

•	Net income (loss) was $91 million and $97 million for the second quarter and year-to-date 2005, respectively, compared to $17 million and $(14) million for the second quarter and year-to-date 2004, respectively. Earnings (loss) per diluted share was $.22 for both the second quarter and year-to-date 2005 and $.02 and $(.10) for the second quarter and year-to-date 2004, respectively.

Net income (loss) includes gains of $17 million ($.04 per share) and $15 million ($.04 per share) for the second quarter and year-to-date 2005, respectively, and losses of $(12) million ($(.04) per share) and $(24) million ($(.08) per share) for the second quarter and year-to-date 2004, respectively, associated with refinancing the Company’s senior notes and the redemption of its Class B preferred stock, combined with gains on hotel dispositions and, in 2005, the gain from the sale of 85% of the Company’s interest in CBM Joint Venture LLC, a joint venture that owns 120 Courtyard by Marriott hotels. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 17.4% to $256 million for the second quarter and 14.9% to $448 million for year-to-date 2005 (adjusted EBITDA has been reduced by $2 million for distributions to minority interest partners of Host Marriott L.P. for both the second quarter and year-to-date 2005).

•	Funds from Operations (FFO) per diluted share increased 48% to $.31 for the second quarter and 50% to $.51 for year-to-date 2005. Costs associated with refinancing the Company’s senior notes and the redemption of its Class B preferred stock reduced the Company’s FFO per diluted share for the second quarter and year-to-date 2005 by $.06 and $.09, respectively, compared to a reduction of $.08 and $.13 for the second quarter and year-to-date 2004, respectively.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Operating Results

Comparable hotel RevPAR for the second quarter of 2005 increased 9.8% and comparable hotel adjusted operating profit margins increased 2.0 percentage points when compared to the second quarter of 2004. The Company’s second quarter increases in comparable hotel RevPAR and comparable hotel adjusted operating profit margins were driven by an 8.8% increase in average room rates and a 0.7 percentage point increase in occupancy. Year-to-date 2005 comparable hotel RevPAR increased 8.8% (comprised of a 7.9% increase in average room rates and an increase in occupancy of 0.6 percentage points), while comparable hotel adjusted operating profit margins increased 1.6 percentage points when compared to year-to-date 2004.

Christopher J. Nassetta, president and chief executive officer, stated, “We had an outstanding second quarter as we continue to benefit from significant increases in average room rates, as well as improving occupancy. We expect that lodging demand and business travel will continue to increase, driving continued strong results in the second half of 2005.”

Financing Transactions and Balance Sheet

On May 20, 2005, the Company redeemed all four million shares of its 10% Class B Cumulative Redeemable preferred stock for an aggregate redemption price of approximately $101 million including accrued dividends. During the second quarter, the Company also used the remaining proceeds of $345 million from the March 10, 2005 issuance of 6 3/8% Series N senior notes to redeem or prepay $329 million of debt and to pay the related prepayment premiums.

On March 29, 2005, the Company completed the sale of 85% of its interest in CBM Joint Venture LLC for approximately $92 million, which resulted in a gain of approximately $42 million, net of tax. The proceeds from this sale will be reinvested in either the acquisition of upper-upscale or luxury hotels, return on investment/repositioning projects, repayment of debt or for other general corporate purposes.

As of June 17, 2005, the Company had $404 million of cash and cash equivalents and $167 million of restricted cash. The Company has $575 million of availability under its credit facility and no amounts outstanding.

W. Edward Walter, executive vice president and chief financial officer, stated, “The significant improvement in our operations combined with the strengthened balance sheet leaves the company well positioned to pursue our strategy of acquisitions, investments in our portfolio and other corporate goals.”

2005 Outlook

The Company expects comparable hotel RevPAR for the third quarter of 2005 and full year 2005 to increase approximately 6.5% to 8.0% and 8.0% to 9.0%, respectively. For full year 2005, the Company also expects operating profit margins under GAAP to increase approximately 200 basis points to 240 basis points and comparable hotel adjusted operating profit margins to increase approximately 120 basis points to 150 basis points as compared to 2004. Based upon this guidance, the Company estimates that for 2005 its:

•	earnings (loss) per diluted share should be approximately $(.05) to $(.04) for the third quarter and $.28 to $.32 for the full year;

•	net income (loss) should be approximately $(14) million to $(9) million for the third quarter and $130 million to $147 million for the full year;

•	Adjusted EBITDA should be approximately $889 million to $909 million for the full year, both of which have been reduced by approximately $6 million for distributions to minority interest partners of Host Marriott, L.P.; and

•	FFO per diluted share should be approximately $.16 to $.17 for the third quarter and $1.05 to $1.09 for the full year (including a charge of approximately $36 million, or $.09 per diluted share, for the full year, related to the refinancing of senior notes and the redemption of the Class B preferred stock).

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 107 upper-upscale and luxury hotel properties primarily operated under premium brands, such as Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton® and Westin® (*). For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 19, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

(*)	This press release contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees, has or will have any responsibility or liability for any information contained in this press release.

***Tables to Follow***

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is approximately 5% of the partnership interests in Host LP held by outside partners as of July 19, 2005, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott International, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. Additionally, Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the second quarter of 2005 ended on June 17, and the second quarter of 2004 ended on June 18, though both quarters reflect twelve weeks of operations. In contrast, the June 17, 2005 year-to-date operations included 168 days of operations, while the June 18, 2004 year-to-date operations included 170 days of operations (2004 was also a leap year).

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately one-fourth of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•	Hotel results for the second quarter of 2005 reflect 12 weeks of operations for the period from March 26, 2005 to June 17, 2005 for our Marriott-managed hotels and results from March 1, 2005 to May 31, 2005 for operations of all other hotels which report results on a monthly basis.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Hotel results for the second quarter of 2004 reflect 12 weeks of operations for the period from March 27, 2004 to June 18, 2004 for our Marriott-managed hotels and results from March 1, 2004 to May 31, 2004 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for year-to-date 2005 reflect 24 weeks for the period from January 1, 2005 to June 17, 2005 for our Marriott-managed hotels and results from January 1, 2005 to May 31, 2005 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for year-to-date 2004 reflect 24 weeks for the period from January 3, 2004 to June 18, 2004 for our Marriott-managed hotels and results from January 1, 2004 to May 31, 2004 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. Of the 107 full-service hotels that we owned as of June 17, 2005, 101 hotels have been classified as comparable hotels. The operating results of the following six hotels that we owned as of June 17, 2005 are excluded from comparable hotel results for these periods:

•	the Memphis Marriott (construction of a 200-room expansion started in 2003 and completed in 2004);

•	the Embassy Suites Chicago Downtown-Lakefront Hotel (acquired in April 2004);

•	the Fairmont Kea Lani Maui (acquired in July 2004);

•	the Newport Beach Marriott Hotel (major renovation started in July 2004);

•	the Mountain Shadows Resort (temporarily closed in September 2004); and

•	the Scottsdale Marriott at McDowell Mountains (acquired in September 2004).

In addition, the operating results of the four hotels we disposed of in the first quarter of 2005 and the nine hotels we disposed of in full-year 2004 are not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA of both Host Marriott and Host LP, (iii) Adjusted EBITDA of both Host Marriott and Host LP and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process. We present Adjusted EBITDA of Host Marriott and Adjusted EBITDA of Host LP. The difference between these two presentations is equal to the amount of distributions to OP Unitholders other than Host Marriott.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Adjusted EBITDA of Host LP

Host Marriott owns approximately 95% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. The difference between the Adjusted EBITDA of Host Marriott and the Adjusted EBITDA of Host LP is the distributions to OP Unitholders other than Host Marriott, which are equal on a per unit basis to the dividends paid per common share by Host Marriott. The Adjusted EBITDA of Host LP is presented in addition to the Adjusted EBITDA of Host Marriott because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	June 17, 2005	December 31, 2004
ASSETS
Property and equipment, net	$7,229	$7,274
Assets held for sale	—	113
Due from managers	110	75
Investments in affiliates	42	69
Deferred financing costs, net	72	70
Furniture, fixtures and equipment replacement fund	151	151
Other	130	168
Restricted cash	167	154
Cash and cash equivalents	404	347

Total assets	$8,305	$8,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $492 million and $491 million, net of discount, of Exchangeable Senior Debentures, respectively	$3,059	$2,890
Mortgage debt	1,871	2,043
Convertible Subordinated Debentures	492	492
Other	97	98

Total debt	5,519	5,523
Accounts payable and accrued expenses	145	113
Liabilities associated with assets held for sale	—	26
Other	173	156

Total liabilities	5,837	5,818

Interest of minority partners of Host Marriott L.P.	118	122
Interest of minority partners of other consolidated partnerships	29	86

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $250 million), 50 million shares authorized; 10.0 million shares and 14.0 million shares issued and outstanding, respectively	241	337
Common stock, par value $.01, 750 million shares authorized; 353.0 million shares and 350.3 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,961	2,953
Accumulated other comprehensive income	13	13
Deficit	(897)	(911)

Total stockholders’ equity	2,321	2,395

Total liabilities and stockholders’ equity	$8,305	$8,421

(a)	Our consolidated balance sheet as of June 17, 2005 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Revenues
Rooms	$597	$526	$1,083	$978
Food and beverage	306	290	557	536
Other	65	58	117	108

Total hotel sales	968	874	1,757	1,622
Rental income (b)	25	24	54	53

Total revenues	993	898	1,811	1,675

Expenses
Rooms	139	127	258	240
Food and beverage	218	208	404	390
Hotel departmental expenses	251	232	468	439
Management fees	44	38	78	69
Other property-level expenses (b)	71	70	136	137
Depreciation and amortization	86	80	170	160
Corporate and other expenses	15	12	29	25

Total operating costs and expenses	824	767	1,543	1,460

Operating profit	169	131	268	215
Interest income	5	2	12	5
Interest expense	(114)	(130)	(223)	(248)
Net gains on property transactions	74	4	77	5
Gain (loss) on foreign currency and derivative contracts	—	—	2	—
Minority interest income (expense)	(8)	1	(12)	(2)
Equity in earnings (losses) of affiliates	3	(3)	(1)	(8)

Income (loss) before income taxes	129	5	123	(33)
Provision for income taxes	(38)	(11)	(38)	(8)

Income (loss) from continuing operations	91	(6)	85	(41)
Income from discontinued operations (c)	—	23	12	27

Net income (loss)	91	17	97	(14)
Less: Dividends on preferred stock	(7)	(10)	(15)	(19)
Issuance costs of redeemed Class B preferred stock (d)	(4)	—	(4)	—

Net income (loss) available to common stockholders	$80	$7	$78	$(33)

Basic earnings (loss) per common share:
Continuing operations	$.23	$(.05)	$.19	$(.18)
Discontinued operations	—	.07	.03	.08

Basic earnings (loss) per common share	$.23	$.02	$.22	$(.10)

Diluted earnings (loss) per common share:
Continuing operations	$.22	$(.05)	$.19	$(.18)
Discontinued operations	—	.07	.03	.08

Diluted earnings (loss) per common share	$.22	$.02	$.22	$(.10)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Rental income
Full-service	$7	$6	$18	$18
Limited service and office buildings	18	18	36	35

	$25	$24	$54	$53

Rental and other expenses (included in other property- level expenses)
Full-service	$1	$1	$3	$3
Limited service and office buildings	18	18	36	36

	$19	$19	$39	$39

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in the first quarter of 2005 and nine properties sold in 2004.
(d)	Emerging Issues Task Force Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” requires that the excess of the fair value of the consideration transferred to the holders of preferred stock redeemed over the carrying amount of the preferred stock should be subtracted from net earnings to determine net earnings available to common stockholders in the calculation of earnings per share.

On May 20, 2005, the fair value paid to holders of our Class B preferred stock, or $100 million (which was equal to the redemption price and par value) exceeded the carrying value of the preferred stock ($96 million, which was net of $4 million of original issuance costs). Accordingly, the $4 million of original issuance costs has been included in the determination of net income available to common stockholders for the purpose of calculating our second quarter and full-year 2005 basic and diluted earnings per share.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 17, 2005			Quarter ended June 18, 2004
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$91	352.7	$.26	$17	323.1	$.05
Dividends on preferred stock	(7)	—	(.02)	(10)	—	(.03)
Issuance costs of redeemed Class B preferred stock (a)	(4)	—	(.01)	—	—	—

Basic income available to common stockholders (b)	80	352.7	.23	7	323.1	.02
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.2	—	—	—	—
Assuming conversion of minority OP units issuable	—	1.8	—	—	—	—
Assuming conversion of Exchangeable Senior Debentures	4	27.5	(.01)	—	—	—

Diluted earnings available to common stockholders (b)(c)	$84	384.2	$.22	$7	323.1	$.02

	Year-to-date ended June 17, 2005			Year-to-date ended June 18, 2004
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss)	$97	352.3	$.28	$(14)	322.0	$(.04)
Dividends on preferred stock	(15)	—	(.05)	(19)	—	(.06)
Issuance costs of redeemed Class B preferred stock (a)	(4)	—	(.01)	—	—	—

Basic income (loss) available to common stockholders (b)	78	352.3	.22	(33)	322.0	(.10)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.2	—	—	—	—

Diluted earnings (loss) available to common stockholders (b)(c)	$78	354.5	$.22	$(33)	322.0	$(.10)

(a)	For discussion on accounting treatment, see footnote (d) to the consolidated statements of operations.
(b)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units, the Exchangeable Senior Debentures and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.
(c)	Our results for the periods presented were significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of June 17, 2005		Quarter ended June 17, 2005			Quarter ended June 18, 2004
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	20	11,035	$177.08	77.7%	$137.65	$163.29	75.6%	$123.39	11.6%
Florida	11	7,027	189.76	74.7	141.69	176.88	74.7	132.17	7.2
Mid-Atlantic	10	6,720	205.06	83.9	171.98	184.93	80.6	149.06	15.4
Atlanta	13	5,940	149.35	68.4	102.13	142.84	69.3	98.99	3.2
North Central	13	4,923	133.72	69.2	92.51	122.09	70.3	85.87	7.7
South Central	7	4,816	147.60	78.6	115.99	136.88	79.4	108.64	6.8
DC Metro	11	4,661	184.57	85.3	157.53	166.61	81.0	135.01	16.7
New England	6	3,032	161.94	72.3	117.09	150.52	78.7	118.45	(1.1)
Mountain	5	1,940	119.72	61.7	73.82	110.52	58.0	64.08	15.2
International	5	1,953	133.48	73.1	97.63	122.49	74.4	91.18	7.1

All Regions	101	52,047	169.86	75.9	128.86	156.13	75.2	117.35	9.8

	As of June 17, 2005		Year-to-date ended June 17, 2005			Year-to-date ended June 18, 2004
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	20	11,035	$173.60	76.0%	$131.98	$163.34	74.1%	$121.12	9.0%
Florida	11	7,027	195.76	77.9	152.56	181.74	76.7	139.41	9.4
Mid-Atlantic	10	6,720	195.64	79.0	154.47	179.66	75.8	136.09	13.5
Atlanta	13	5,940	147.46	68.6	101.18	142.56	69.5	99.06	2.1
North Central	13	4,923	127.54	63.3	80.80	117.53	65.8	77.33	4.5
South Central	7	4,816	146.03	77.5	113.13	137.83	78.8	108.67	4.1
DC Metro	11	4,661	182.89	78.9	144.27	164.62	75.8	124.76	15.6
New England	6	3,032	151.22	66.0	99.87	141.78	69.7	98.76	1.1
Mountain	5	1,940	124.94	60.4	75.50	112.28	59.1	66.35	13.8
International	5	1,953	129.74	71.1	92.25	119.50	72.4	86.52	6.6

All Regions	101	52,047	167.32	73.7	123.30	155.12	73.1	113.33	8.8

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of June 17, 2005		Quarter ended June 17, 2005			Quarter ended June 18, 2004
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	41	25,839	$182.09	79.0%	$143.87	$167.08	77.7%	$129.84	10.8%
Suburban	34	12,492	134.23	69.7	93.62	123.13	68.7	84.55	10.7
Airport 16	16	7,328	122.47	76.4	93.58	111.92	77.3	86.46	8.2
Resort/Convention	10	6,388	236.25	74.5	176.04	219.77	75.2	165.38	6.4

All Types	101	52,047	169.86	75.9	128.86	156.13	75.2	117.35	9.8

	As of June 17, 2005		Year-to-date ended June 17, 2005			Year-to-date ended June 18, 2004
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	41	25,839	$177.24	76.2%	$135.10	$164.40	75.2%	$123.63	9.3%
Suburban	34	12,492	132.61	67.2	89.09	122.85	66.6	81.83	8.9
Airport	16	7,328	123.25	74.7	92.12	114.47	75.2	86.04	7.1
Resort/Convention	10	6,388	238.71	75.0	179.00	222.02	74.8	166.05	7.8

All Types	101	52,047	167.32	73.7	123.30	155.12	73.1	113.33	8.8

(a)	See the introductory notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Number of hotels	101	101	101	101
Number of rooms	52,047	52,161	52,047	52,161
Percent change in Comparable Hotel RevPAR	9.8%	—	8.8%	—
Operating profit margin under GAAP (b)	17.0%	14.6%	14.8%	12.8%
Comparable hotel adjusted operating profit margin (c)	27.3%	25.3%	25.8%	24.2%

Comparable hotel sales
Room	$575	$524	$1,054	$973
Food and beverage	304	290	556	534
Other	64	60	116	110

Comparable hotel sales (d)	943	874	1,726	1,617

Comparable hotel expenses
Room	134	126	250	237
Food and beverage	216	208	401	387
Other	38	36	70	67
Management fees, ground rent and other costs	298	283	560	534

Comparable hotel expenses (e)	686	653	1,281	1,225

Comparable hotel adjusted operating profit	257	221	445	392
Non-comparable hotel results, net (f)	13	2	22	9
Office buildings and limited service properties, net (g)	—	—	—	(1)
Depreciation and amortization	(86)	(80)	(170)	(160)
Corporate and other expenses	(15)	(12)	(29)	(25)

Operating profit	$169	$131	$268	$215

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Revenues per the consolidated statements of operations	$993	$898	$1,811	$1,675
Non-comparable hotel sales	(45)	(18)	(74)	(35)
Hotel sales for the property for which we record rental income, net	13	12	25	23
Rental income for office buildings and limited service hotels	(18)	(18)	(36)	(35)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott- managed hotels	—	—	—	(11)

Comparable hotel sales	$943	$874	$1,726	$1,617

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Operating costs and expenses per the consolidated statements of operations	$824	$767	$1,543	$1,460
Non-comparable hotel expenses	(30)	(14)	(52)	(28)
Hotel expenses for the property for which we record rental income	11	10	25	24
Rent expense for office buildings and limited service hotels	(18)	(18)	(36)	(36)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott- managed hotels	—	—	—	(10)
Depreciation and amortization	(86)	(80)	(170)	(160)
Corporate and other expenses	(15)	(12)	(29)	(25)

Comparable hotel expenses	$686	$653	$1,281	$1,225

(f)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations. For further detail, see “Introductory Notes to Financial Information.”
(g)	Represents rental income less rental expense for limited service properties and office buildings. For further detail, see footnote (b) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	June 17, 2005	December 31, 2004
Equity
Common shares outstanding	353.0	350.3
Common shares and minority held common OP Units outstanding	373.2	371.3
Preferred OP Units outstanding	.02	.02
Class B Preferred shares outstanding (a)	—	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding (a)	—	.03
Class E Preferred shares outstanding	4.0	4.0

Security pricing (per share price)
Common (b)	$17.57	$17.30
Class B Preferred (a) (b)	$—	$25.80
Class C Preferred (b)	$26.80	$26.37
Class E Preferred (b)	$27.32	$27.45
Convertible Preferred Securities (c)	$57.50	$57.25
Exchangeable Senior Debentures (d)	$1,108.70	$1,156.00

Dividends per share for calendar year
Common	$.18	$.05
Class A Preferred (e)	—	$1.38
Class B Preferred	$.87	$2.50
Class C Preferred	$1.25	$2.50
Class D Preferred	$.87	$2.50
Class E Preferred	$1.11	$1.37

	June 17, 2005	December 31, 2004
Debt
Series B senior notes, with a rate of 7 7/8% due August 2008	$135	$304
Series E senior notes, with a rate of 8 3/8% due February 2006	—	300
Series G senior notes, with a rate of 9 1/4% due October 2007 (f)	238	243
Series I senior notes, with a rate of 9 1/2% due January 2007 (g)	460	468
Series K senior notes, with a rate of 7 1/8% due November 2013	725	725
Series M senior notes, with a rate of 7% due August 2012 (h)	346	346
Series N senior notes, with a rate of 6 3/8% due March 2015 (i)	650	—
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	492	491
Senior notes, with an average rate of 9.7%, maturing through 2012	13	13

Total senior notes	3,059	2,890
Mortgage debt (non-recourse) secured by $3.0 billion of real estate assets, with an average interest rate of 7.7% at June 17, 2005 and December 31, 2004, respectively	1,871	2,043
Credit facility (j)	—	—
Convertible Subordinated Debentures, with a rate of 6 3/4% due December 20, 2026	492	492
Other	97	98

Total debt	$5,519	$5,523

Percentage of fixed rate debt	85%	85%
Weighted average interest rate	7.0%	7.1%
Weighted average debt maturity	7.1 years	6.6 years

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Hotel Operating Statistics for All Full-Service Properties (k)
Average daily rate	$172.03	$153.04	$169.17	$151.81
Average occupancy	75.5%	75.0%	73.3%	73.0%
RevPAR	$129.95	$114.85	$123.96	$110.76

(a)	On May 20, 2005, we redeemed, at par, all four million shares of our 10% Class B Cumulative Redeemable Preferred stock for approximately $101 million, including accrued dividends and all 33,182 shares of our 10% Class D Cumulative Redeemable Preferred stock.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $50 security, which is convertible into Host Marriott common stock upon the occurrence of certain events. For further detail, see our most recent Annual Report on Form 10-K.
(d)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.
(e)	On August 3, 2004, we redeemed all 4.16 million shares of the outstanding Class A preferred stock at a price of $25.00 per share plus dividends accrued to that date.
(f)	Includes the fair value of interest rate swap agreements of $(4) million and $1 million as of June 17, 2005 and December 31, 2004, respectively.
(g)	Includes the fair value of interest rate swap agreements of $10 million and $18 million as of June 17, 2005 and December 31, 2004, respectively.
(h)	On March 3, 2005, we exchanged all of our 7% Series L senior notes due 2012 for our 7% Series M senior notes due 2012. The terms of the Series L senior notes and the Series M senior notes are substantially identical in all material respects, except that the Series M senior notes are registered under the Securities Act of 1933 and are, therefore, freely transferable by the holders.
(i)	On July 19, 2005, we exchanged all of our 6 3/8% Series N senior notes for our 6 3/8% Series O senior notes. The terms of the Series O senior notes and the Series N senior notes are substantially identical in all material respects, except that the Series O senior notes are registered under the Securities Act of 1933 and are, therefore, freely transferable by the holders.
(j)	Our credit facility has an available capacity of $575 million. Currently, there are no amounts outstanding.
(k)	The operating statistics reflect all consolidated properties as of June 17, 2005 and June 18, 2004, respectively. The operating statistics include the results of operations for four hotels sold in the first quarter of 2005 and nine hotels sold in 2004 prior to their disposition.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 17, 2005			Quarter ended June 18, 2004
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income available to common stockholders	$80	352.7	$.23	$7	323.1	$.02
Adjustments:
Gains on dispositions, net of taxes	(41)	—	(.12)	(19)	—	(.06)
Amortization of deferred gains, net of taxes	(2)	—	—	(3)	—	(.01)
Depreciation and amortization	86	—	.24	83	—	.26
Partnership adjustments	3	—	.01	6	—	.02
FFO of minority partners of Host LP (a)	(7)	—	(.02)	(5)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.2	—	—	3.2	—
Assuming conversion of Exchangeable Senior Debentures (b)	4	27.5	(.02)	4	27.3	—
Assuming conversion of Convertible Subordinated Debentures	7	30.9	(.01)	—	—	—

FFO per diluted share (c) (d)	$130	413.3	$.31	$73	353.6	$.21

	Year-to-date ended June 17, 2005			Year-to-date ended June 18, 2004
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income (loss) available to common stockholders	$78	352.3	$.22	$(33)	322.0	$(.10)
Adjustments:
Gains on dispositions, net of taxes	(54)	—	(.15)	(20)	—	(.06)
Amortization of deferred gains, net of taxes	(4)	—	(.01)	(4)	—	(.02)
Depreciation and amortization	169	—	.48	166	—	.52
Partnership adjustments	8	—	.02	11	—	.03
FFO of minority partners of Host LP (a)	(11)	—	(.03)	(8)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.2	—	—	3.3	(.01)
Assuming conversion of Exchangeable Senior Debentures (b)	9	27.5	(.02)	5	15.1	—
Assuming conversion of Convertible Subordinated Debentures	15	30.9	—	—	—	—

FFO per diluted share (c) (d)	$210	412.9	$.51	$117	340.4	$.34

(a)	Represents FFO attributable to the minority interests in Host LP.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	During November 2004, the FASB ratified the Emerging Issues Task Force, or EITF, on EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” EITF 04-8 requires contingently convertible debt instruments to be included in diluted earnings per share, if dilutive, regardless of whether a market price contingency for the conversion of the debt into common shares or any other contingent factor has been met. Prior to this consensus, such instruments were excluded from the calculation until one or more of the contingencies were met. EITF 04-8 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior period earnings per share amounts. As a result, prior year FFO per diluted share has been restated for second quarter and year-to-date 2004 to include the dilutive effect of the conversion of the Exchangeable Senior Debentures.
(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interest to common OP units. No effect is shown for securities if they are anti-dilutive.
(d)	FFO per diluted share for the periods presented was affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share, Funds from Operations per Diluted Share and Adjusted EBITDA.”

HOST MARRIOTT CORPORATION

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 17, 2005		Quarter ended June 18, 2004
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	$(20)	$(20)	$(32)	$(32)
Class B preferred stock redemption (b)	(4)	(4)	—	—
Gain on CBM Joint Venture LLC sale (c)	42	—	—	—
Gain on hotel dispositions, net of taxes	—	—	19	—
Minority interest income (expense) (d)	(1)	1	1	2

Total	$17	$(23)	$(12)	$(30)

Per diluted share (e)	$.04	$(.06)	$(.04)	$(.08)

	Year-to-date ended June 17, 2005		Year-to-date ended June 18, 2004
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	$(34)	$(34)	$(45)	$(45)
Class B preferred stock redemption (b)	(4)	(4)	—	—
Gain on CBM Joint Venture LLC sale (c)	42	—	—	—
Gain on hotel dispositions, net of taxes	12	—	20	—
Minority interest income (expense) (d)	(1)	2	1	3

Total	$15	$(36)	$(24)	$(42)

Per diluted share (e)	$.04	$(.09)	$(.08)	$(.13)

(a)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during all periods presented.
(b)	Represents the original issuance costs for the Class B preferred stock, which was required to be charged against net income (loss) available to common stockholders in the calculation of earnings (loss) per share in conjunction with the redemption of the Class B preferred stock in the second quarter of 2005. For further detail, see footnote (d) to the consolidated statements of operations.
(c)	Represents the gain, net of tax, on the sale of 85% of our interest in CBM Joint Venture LLC.
(d)	Represents the portion of the significant transactions attributable to minority partners in Host LP.
(e)	Prior year per share amounts were adjusted due to the dilutive effect of the retroactive application of EITF 04-8. See note (b) in the “Reconciliation of Net Income (Loss) Available to Common Stockholders to Funds From Operations per Diluted Share” for further discussion.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Net income (loss)	$91	$17	$97	$(14)
Interest expense	114	130	223	248
Depreciation and amortization	86	80	170	160
Income taxes (a)	38	11	38	8
Discontinued operations (b)	—	3	—	6

EBITDA (c)	329	241	528	408
Gains on dispositions (a)	(70)	(19)	(83)	(20)
Amortization of deferred gains	(3)	(4)	(6)	(5)
Consolidated partnership adjustments:
Minority interest (income) expense	8	(1)	12	2
Distributions to minority partners	(3)	(3)	(3)	(4)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(3)	3	1	8
Distributions received from equity investments	—	1	1	1

Adjusted EBITDA of Host LP (c)	258	218	450	390
Distributions to minority interest partners of Host LP	(2)	—	(2)	—

Adjusted EBITDA of Host Marriott (c)	$256	$218	$448	$390

(a)	Income taxes and gains on dispositions include $28 million and $70 million for both the second quarter and year-to-date 2005, respectively, due to the sale of 85% of our interest in CBM Joint Venture LLC.
(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(c)	See the introductory notes to the financial information for discussion of non-GAAP measures.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders to

Funds From Operations per Diluted Share for Third Quarter 2005 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Third Quarter 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income (loss) available to common stockholders	$(20)	353.3	$(.05)
Adjustments:
Depreciation and amortization	83	—	.23
Gain on dispositions, net of taxes	(1)	—	—
Partnership adjustments	(2)	—	(.01)
FFO of minority partners of Host LP (b)	(3)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.1	—
Assuming conversion of Exchangeable Senior Debentures	4	27.7	—

FFO per diluted share (c)	$61	383.1	$.16

	High-end of Range
	Third Quarter 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income (loss) available to common stockholders	$(15)	353.3	$(.04)
Adjustments:
Depreciation and amortization	83	—	.23
Gain on dispositions, net of taxes	(1)	—	—
Partnership adjustments	(2)	—	(.01)
FFO of minority partners of Host LP (b)	(3)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.1	—
Assuming conversion of Exchangeable Senior Debentures	4	27.7	—

FFO per diluted share (c)	$66	383.1	$.17

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for the full year 2005 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2005 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$96	353.2	$.28
Adjustments:
Depreciation and amortization	363	—	1.02
Gain on dispositions, net of taxes	(61)	—	(.17)
Partnership adjustments	9	—	.03
FFO of minority partners of Host LP (b)	(22)	—	(.07)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.1	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	27.9	(.03)
Assuming conversion of Convertible Subordinated Debentures	32	30.9	—

FFO per diluted share (c)	$436	414.1	$1.05

	High-end of Range
	Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$113	353.2	$.32
Adjustments:
Depreciation and amortization	363	—	1.02
Gain on dispositions, net of taxes	(61)	—	(.17)
Partnership adjustments	10	—	03
FFO of minority partners of Host LP (b)	(23)	—	(.07)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.1	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	27.9	(.03)
Assuming conversion of Convertible Subordinated Debentures	32	30.9	—

FFO per diluted share (c)	$453	414.1	$1.09

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for the full year 2005 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

	Full Year 2005
	Low-end of Range	High-end of Range
Net income	$130	$147
Interest expense	445	445
Depreciation and amortization	364	364
Income taxes	35	37

EBITDA	974	993
Gains on dispositions	(90)	(90)
Consolidated partnership adjustments:
Minority interest expense	14	15
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	1	1
Distributions received from equity investments	1	1

Adjusted EBITDA of Host LP	895	915
Distributions to minority interest partners of Host LP	(6)	(6)

Adjusted EBITDA of Host Marriott	$889	$909

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2005. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

Our full year and third quarter 2005 forecasts were based on the following assumptions:

•	RevPAR will increase 8.0% to 9.0% for the full year and 6.5% to 8.0% for the third quarter for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 120 basis points and 150 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	Approximately $325 million of hotels will be sold during 2005.

•	Approximately $400 million of acquisitions will be made during 2005.

•	Approximately $630 million of debt has been, or will be, refinanced or prepaid and approximately $100 million of Class B preferred stock has been redeemed during 2005. Charges, net of the minority interest benefit, totaling approximately $36 million, or $.09 of FFO per diluted share, in call premiums and the acceleration of deferred financing costs associated with the debt repayments and the redemption of the Class B preferred stock will be incurred for the full year.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

•	Fully diluted shares will be 414.1 million for the full year and 383.1 million for the third quarter.

(b)	Represents FFO attributable to the minority interests in Host LP.
(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Forecast Schedule of Comparable Hotel Adjusted Operating Profit Margin (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2005 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	8.0%	9.0%
Operating profit margin under GAAP (b)	13.2%	13.6%
Comparable hotel adjusted operating profit margin (c)	23.9%	24.2%

Comparable hotel sales
Room	$2,213	$2,234
Other	1,397	1,410

Comparable hotel sales (d)	3,610	3,644

Comparable hotel expenses
Rooms and other departmental costs	1,547	1,557
Management fees, ground rent and other costs	1,199	1,204

Comparable hotel expenses (e)	2,746	2,761

Comparable hotel adjusted operating profit	864	883
Non-comparable hotel results, net	75	75
Office buildings and limited service properties, net	4	4
Depreciation and amortization	(364)	(364)
Corporation and other expenses	(64)	(64)

Operating profit	$515	$534

(a)	See the introductory notes to the financial information for discussion of non-GAAP measure, reporting periods and comparable hotel results. Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2005. We have assumed that 100 hotels will be classified as comparable as of December 31, 2005, reflecting dispositions in January 2005 and certain other forecasted major renovations. No assurances can be made as to the hotels that will be in the comparable hotel set for 2005.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 120 to 150 basis points. The comparable hotel adjusted operating profit margin for 2004 was 22.7%, which reflects the results of 100 hotels currently forecasted to be classified as comparable for 2005 as noted above.
(d)	The reconciliation of forecast total revenues per the consolidated statements of operations to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2005
	Low-end of range	High-end of range
Revenues per the consolidated statements of operations	$3,896	$3,932
Non-comparable hotel sales	(253)	(255)
Hotel sales for the property for which we record rental income, net	50	50
Rental income for office buildings and limited service hotels	(83)	(83)

Comparable hotel sales	$3,610	$3,644

HOST MARRIOTT CORPORATION

Forecast Schedule of Comparable Hotel Adjusted Operating Profit Margin (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Full Year 2005
	Low-end of range	High-end of range
Operating costs and expenses per the consolidated statements of operations	$3,381	$3,398
Non-comparable hotel expenses	(178)	(180)
Hotel expenses for the property for which we record rental income	50	50
Rent expense for office buildings and limited service hotels	(79)	(79)
Depreciation and amortization	(364)	(364)
Corporate and other expenses	(64)	(64)

Comparable hotel expenses	$2,746	$2,761

HOST MARRIOTT, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Revenues
Rooms	$597	$526	$1,083	$978
Food and beverage	306	290	557	536
Other	65	58	117	108

Total hotel sales	968	874	1,757	1,622
Rental income	25	24	54	53

Total revenues	993	898	1,811	1,675

Expenses
Rooms	139	127	258	240
Food and beverage	218	208	404	390
Hotel departmental expenses	251	232	468	439
Management fees	44	38	78	69
Other property-level expenses	71	70	136	137
Depreciation and amortization	86	80	170	160
Corporate and other expenses	15	12	29	25

Total operating costs and expenses	824	767	1,543	1,460

Operating profit	169	131	268	215
Interest income	5	2	12	5
Interest expense	(115)	(131)	(224)	(249)
Net gains on property transactions	74	4	77	5
Gain (loss) on foreign currency and derivative contracts	—	—	2	—
Minority interest income (expense)	(2)	3	(6)	(3)
Equity in losses of affiliates	3	(3)	(1)	(8)

Income (loss) before income taxes	134	6	128	(35)
Provision for income taxes	(38)	(11)	(38)	(8)

Income (loss) from continuing operations	96	(5)	90	(43)
Income from discontinued operations (b)	—	23	12	27

Net income (loss)	96	18	102	(16)
Less: Distributions on preferred units	(7)	(10)	(15)	(19)
Issuance costs of redeemed Class B preferred units	(4)	—	(4)	—

Net income (loss) available to common unitholders	$85	$8	$83	$(35)

Basic earnings (loss) per common unit:
Continuing operations	$.23	$(.04)	$.19	$(.18)
Discontinued operations	—	.06	.03	.08

Basic earnings (loss) per common unit	$.23	$.02	$.22	$(.10)

Diluted earnings (loss) per common unit:
Continuing operations	$.22	$(.04)	$.19	$(.18)
Discontinued operations	—	.06	.03	.08

Diluted earnings (loss) per common unit	$.22	$.02	$.22	$(.10)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K
(b)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in the first quarter of 2005 and nine properties sold in 2004 prior to their disposition.

HOST MARRIOTT, L.P.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA for Host Marriott, L.P.

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	June 17, 2005	June 18, 2004	June 17, 2005	June 18, 2004
Net income (loss)	$96	$18	$102	$(16)
Interest expense	115	131	224	249
Depreciation and amortization	86	80	170	160
Income taxes (a)	38	11	38	8
Discontinued operations (b)	—	3	—	6

EBITDA (c)	335	243	534	407
Gains on dispositions (a)	(70)	(19)	(83)	(20)
Amortization of deferred gains	(3)	(4)	(6)	(5)
Consolidated partnership adjustments:
Minority interest (income) expense	2	(3)	6	3
Distributions to minority partners	(3)	(3)	(3)	(4)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(3)	3	1	8
Distributions received from equity investments	—	1	1	1

Adjusted EBITDA of Host LP(c)	$258	$218	$450	$390

(a)	Income taxes and gains on dispositions include $28 million and $70 million, for both the second quarter and year-to-date 2005, respectively, due to the sale of 85% of our interest in CBM Joint Venture LLC.
(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(c)	See the introductory notes to the financial information for discussion of non-GAAP measures.

HOST MARRIOTT, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts for Host Marriott, L.P. (a)

(unaudited, in millions)

	Full Year 2005
	Low-end of range	High-end of range
Net income	$137	$155
Interest expense	446	446
Depreciation and amortization	364	364
Income taxes	35	37

EBITDA	982	1,002
Gains on dispositions	(90)	(90)
Consolidated partnership adjustments:
Minority interest expense	6	6
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	1	1
Distributions received from equity investments	1	1

Adjusted EBITDA of Host LP	$895	$915

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2005. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Marriott Corporation.